Annex A

                          AUDIT COMMITTEE CHARTER


Organization

There shall be a committee appointed by the Chairman of the Board of not less than three (3) members of the board of directors or as dictated by regulatory bodies to be known as the audit committee. The audit committee shall be composed of Board of Directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.


Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the Board of Directors, the independent auditors, and the financial management of the corporation.


Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board of Directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.


In carrying out these responsibilities, the audit committee will:

     * Review and recommend to the Board of Directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     * Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized and, at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

     * Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and solicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed control or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     * Review the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     * Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     * Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, and accounting auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     * Review accounting and financial human resources and succession planning within the Company.

     * Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     * Investigate, within the scope of its duties, any matter brought to its attention with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

     * Comply with all regulatory bodies that dictate requirements of corporate audit committees.